UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 19, 2023

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 19, 2023, Mr. Adam Gray, a Class II director of Blue Bird Corporation (the “Company”), tendered his resignation from our Board of Directors, effective October 19, 2023. Mr. Gray’s decision was not based on any disagreement with the Company regarding its operations, policies or practices.

(d) On October 19, 2023, the Board elected Ms. Julie A. Fream as a Class II director of the Company, to fill the vacancy created by the resignation of Mr. Gray. Ms. Fream was also appointed to serve as a member of the Corporate Governance and Nominating Committee, effective immediately.

Since 2013, Ms. Fream has been the President and CEO of the MEMA Original Equipment Suppliers, a 500+ company-member trade association that advocates and advances vehicle suppliers’ business needs in North America. In this role, she led the association through a restructuring while developing and implementing a new strategic plan. She continues to steer the organization as the vehicle industry undergoes the transition to clean powertrain technologies.

Ms. Fream serves on the Board of Directors of Corewell Health, a $14 billion healthcare system formed in 2022 by the union of two healthcare organizations, Beaumont Health and Spectrum Health. She chairs the Executive and Compensation Committees. Ms. Fream has served as a director of Beaumont Health since 2014. From 2011 to 2018, Ms. Fream served an eight-year term as a governor-appointed trustee for Michigan Technological University, a research university focused primarily on engineering and related fields. From 2014 to 2016, she served as chair of the Michigan Technology University Board of Trustees. Ms. Fream holds an MBA from Harvard Business School and a Bachelor of Science degree in Chemical Engineering from Michigan Technological University.
There are no arrangements or understandings between Ms. Fream and any other persons pursuant to which she was elected as a director. There are no existing transactions and no proposed transactions between Ms. Fream and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Fream will participate in our director compensation programs to the same extent as other directors (excluding Messrs. Penn and Thau), which have been previously disclosed most recently in our Definitive Proxy Statement dated February 3, 2023 with respect to our 2023 Annual Meeting of Stockholders, under the section titled “Fiscal 2022 Director Compensation.”

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

99.1    Press release of the Company, dated October 23, 2023.

104     Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted Scartz
Name:	Ted Scartz
Title:	Senior Vice President and General Counsel
Dated: October 23, 2023